UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington,  D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2007

OCM HOLDCO, LLC
(Exact name of registrant as specified in charter)

Delaware	0-52042	20-3626528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 South Grand Avenue, 28th Floor, Los Angeles, California 90071
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (213) 830-6300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On March 22, 2007, the Nevada Gaming Commission approved the pledge by OCM AcquisitionCo, LLC (“AcquisitionCo”) of its 42% equity interest in Cannery Casino Resorts, LLC (“CCR”) in favor of Bank of America, N.A., as administrative agent (“Bank of America”), and the lenders under CCR’s $250 million credit agreement, dated as of January 5, 2006 (the “Credit Agreement”).  AcquisitionCo is a wholly-owned subsidiary of OCM HoldCo, LLC (the “Company”).  On April 2, 2007, AcquisitionCo pledged its 42% equity interest in CCR in favor of Bank of America by executing an amendment to the pledge agreement, dated June 5, 2006, by and between Bank of America and the members of CCR.  The execution of the amendment to the pledge agreement was pursuant to the terms of the Credit Agreement and a limited continuing guarantee, dated January 5, 2006, as amended on September 22, 2006.  Recourse to AcquisitionCo under the continuing guarantee is limited to the pledge of AcquisitionCo’s 42% equity interest in CCR.  Copies of the pledge agreement and the amendment thereto are attached as exhibits hereto.  Copies of the Credit Agreement, the continuing guarantee and the amendment to continuing guarantee were filed previously with the Securities and Exchange Commission and are listed as exhibits hereto.

If, under the Credit Agreement, an event of default occurs and is continuing, the lenders may declare their commitments to be terminated and the loans to be due, and exercise all rights and remedies available under law, including remedies against the pledged collateral.  Events of default include nonpayment of amounts due to the lenders, violation of covenants, change of control, loss of a gaming or liquor license, default under other indebtedness, judgments and specified insolvency-related events, subject, in certain instances, to thresholds, cure periods and/or carveouts.

In addition to the limited recourse guaranty provided by AcquisitionCo and the other member of CCR, which guaranty is secured by and limited to pledges of each member’s equity interest in CCR, the Credit Agreement is secured by substantially all of CCR’s real and personal property, by a pledge of the membership interests in CCR’s wholly-owned subsidiaries, and by substantially all of the real and personal property of each of CCR’s wholly-owned casino properties, except that, in each case, the stock and assets of PA Meadows, LLC and its subsidiaries are not security for the Credit Agreement.

The terms and conditions of the Credit Agreement are described more fully in Items 1 and 2 of the Company’s Post-Effective Amendment No. 2 to Form 10-SB, filed with the Securities and Exchange Commission on October 20, 2006.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As described in Item 1.01 above, on April 2, 2007, AcquisitionCo pledged its 42% equity interest in CCR in favor its lenders.  The description in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01               Financial Statements and Exhibits

(d)         Exhibits

10.10	Limited Continuing Guaranty, dated January 5, 2006*

10.11	Credit Agreement, dated January 5, 2006*

10.22	Amendment to Continuing Guaranty, dated September 22, 2006**

10.26	Pledge Agreement, dated June 5, 2006

10.27	Amendment to Pledge Agreement, dated April 2, 2007

* Filed previously with the Company’s Amendment No. 1 to Form 10-SB on July 26, 2006.

** Filed previously with the Company’s Current Report on Form 8-K on September 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCM HOLDCO, LLC Registrant

Date: April 9, 2007	By:	/s/ Stephen A. Kaplan
Stephen A. Kaplan
Manager

Date: April 9, 2007	By:	/s/ Ronald N. Beck
Ronald N. Beck
Manager

EXHIBIT INDEX

Exhibit No.	Description

10.10	Limited Continuing Guaranty, dated January 5, 2006*

10.11	Credit Agreement, dated January 5, 2006*

10.22	Amendment to Continuing Guaranty, dated September 22, 2006**

10.26	Pledge Agreement, dated June 5, 2006

10.27	Amendment to Pledge Agreement, dated April 2, 2007

*               Filed previously with the Company’s Amendment No. 1 to Form 10-SB on July 26, 2006.

**             Filed previously with the Company’s Current Report on Form 8-K on September 27, 2006.